

UMPQUA
B·A·N·K

Safe Harbor Statement

During the course of this presentation, we may make forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes relating to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

UMPQUA
B·A·N·K

UMPQUA BUSINESS MODEL DRIVERS

- ORGANIC GROWTH IN EXISTING FOOTPRINT
  - Attract Best Banking Professionals
  - Unique Service Culture
  - Make Brick and Mortar Relevant
  - Measure Service Quality

- DE NOVO EXPANSION INTO NEW MARKETS
  - Break Even in Six Months
  - 20% ROE in One Year

UMPQUA
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UMPQUA BUSINESS MODEL DRIVERS

- OPPORTUNISTIC ACQUISITIONS
  - Cultural Fit
  - Overlay Umpqua Service Model
  - Accretive to Earnings in Year One
  - Swift and Effective Integration

- BUILDING BRAND AWARENESS
  - Crowded Market → Infinite Number of Choices
  - Align Execution with Expectations = Reputation
  - Reputation = Opportunity
  - 34th Best Place to Work In America – Fortune, Jan. 22, 2007

UMPQUA
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Growth History Total Assets ($ Millions)


$7,500
$7,000
$6,500
$6,000
$5,500
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
1994
1995
1996
1997
1998
1999
1Q 00
2Q 00
3Q 00
4Q 00
1Q 01
2Q 01
3Q 01
4Q 01
1Q 02
2Q 02
3Q 02
4Q 02
1Q 03
2Q 03
3Q 03
4Q 03
1Q 04
2Q 04
3Q 04
4Q 04
1Q 05
2Q 05
3Q 05
4Q 05
1Q 06
2Q 06
3Q 06
4Q 06

Historical Total Assets before restatements for poolings.

UMPQUA
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Umpqua Today

- Headquartered in Portland
- $8.1 Billion in Assets
- 144 Stores Throughout Oregon, Northern California and Washington
- Market Cap $1.6 Billion

UMPQUA
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WASHINGTON
OREGON
CALIFORNIA
Bellevue
Vancouver
Portland
Salem
Springfield
Cottage Grove
Roseburg
Medford
Ashland
Willow Creek
Redding
Red Bluff
Chico
San Francisco

2007

144 Stores

Total Assets
$8.1 Billion

Market Capitalization
$1.6 Billion

Earnings Per Share Growth

(Fully Diluted / Before Merger Costs)



$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
CAGR = 18%
2001
2002
2003
2004
2005
2006

* Q4 2004 includes $0.08 gain on sale of discontinued operation, net of tax

UMPQUA B·A·N·K

Revenue Per Share



$7
$6
$5
$4
$3
$2
$1
$0
$4.23
$4.99
$5.36
$5.53
$5.74
$5.98
2001
2002
2003
2004
2005
2006

* 2004 excludes $0.15 gain on sale of discontinued operation

UMPQUA B·A·N·K

Loan Growth


$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
CAGR = 40%
2001
2002
2003
2004
2005
2006

UMPQUA
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High Quality Loan Portfolio

($ Millions)	2004	2005	2006
Allowance/ Total Loans	1.31%	1.16%	**1.15%**
Total $ In Allowance	$45.6	$45.5	**$61.4**
YTD Net Charge-Offs	0.17%	0.08%	**0.01%**
NPL to Total Loans	0.65%	0.16%	**0.17%**

UMPQUA BANK

Deposit Growth



$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
CAGR = 37%
2001
2002
2003
2004
2005
2006

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Efficiency Ratio Bank Only, Excluding Merger Expense


70%
60%
50%
40%
30%
20%
10%
0%
58%
56%
55%
54%
52%
52%
2001
2002
2003
2004
2005
2006

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Operating Income * Annual ($000)



$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
CAGR = 46%
2001
2002
2003
2004
2005
2006

* Excludes merger related costs, net of tax

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How Has The Umpqua Business Model Benefited Shareholders?

Total Return on UMPQ Through December 31, 2006:

3 Year Total Return	48%
5 Year Total Return	131%
10 Year Total Return	343%

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UMPQUA
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